Exhibit 4.17

MAD CATZ INTERACTIVE, INC.

141 Adelaide Street West, Suite 400

Toronto, Ontario

M5H 3L5

January 21, 2003

InterAct Accessories, Inc.

2950 Lake Emma Road

Lake Mary, FL 32746

Attention: Mr. Arnold Kezsbom

Dear Sirs:

Re: Purchase and Sale of Selected Assets of InterAct Accessories, Inc.

This letter agreement, upon execution by InterAct Accessories, Inc. will constitute a formal binding agreement, for the purchase by Mad Catz, Inc. (“Mad Catz”), a wholly-owned subsidiary of Mad Catz Interactive, Inc., and the sale by InterAct Accessories, Inc. (“InterAct”) of the GameShark brand of InterAct.

1.	Purchase and Sale of the GameShark brand.

Subject to the terms and conditions hereof, Mad Catz shall purchase from InterAct and InterAct shall sell, transfer and assign to Mad Catz:

(a)	all rights of InterAct to its GameShark brand and all trade marks and applications therefor, trade names, domain names and applications therefor, copyrights, logos, including any of the foregoing containing the word or phrase, “Shark”, and advertising and promotional materials related thereto, including, without limitation, the trade marks (and applications therefore) and domain names listed on Schedule “A” and the copyrights listed on Schedule “B” hereto (collectively the “Brand”); and

(b)	a list of all customers who have purchased from InterAct products bearing the Brand.

2.	Purchase Price.

2.1 Purchase Price. The purchase price for the Brand will be U.S.$5 million (the “Purchase Price”) payable on Closing by wire transfer of immediately available funds to such account or accounts as shall be designated by InterAct.

2.2 No Liabilities Assumed. Mad Catz shall not assume nor be liable to pay, satisfy, discharge, perform or fulfill any debts, liabilities or obligations of or pertaining to InterAct or the conduct of its business and Mad Catz is not a successor to InterAct’s business.

3.	Representations and Warranties of InterAct.

InterAct represents and warrants as follows, and acknowledges that Mad Catz is relying on such representations and warranties in connection with the purchase by Mad Catz of the Brand. All such representations and warranties shall survive the completion of the purchase and sale of the Brand. The closing of the purchase and sale of the Brand shall be an affirmation by InterAct of such representations and warranties without any further act by InterAct.

3.1 Title to the Brand. The Brand is owned by InterAct as the legal and beneficial owner thereof, with good and marketable title thereto, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, options or other claims of any kind whatsoever other than for such security interests therein as have been granted pursuant to the Loan Agreement dated October 31, 2000 between Recoton Corporation, et al. and Heller Financial, Inc., et al (the “Senior Loan Agreement”, which security interests shall be terminated at or prior to the closing under this Agreement. Upon sale of the Brand to Mad Catz, Mad Catz shall have good and marketable title to the Brand, free and clear as aforesaid.

3.2 The Vendor. InterAct is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation.

3.3 Corporate Power. InterAct has the corporate power and authority to enter into this Agreement, to sell the Brand and to perform its obligations hereunder.

3.4 No Violation or Approval. The entering into of this Agreement by InterAct and the completion by it of the sale of the Brand will not: result in the violation of:

(a)	any of the terms or provisions of the Certificate of Incorporation, By-Laws or resolutions of InterAct;

(b)	any agreement, written or oral, to which InterAct is a party or by which it is bound (subject, however, to required consents of the lenders under the Senior Loan Agreement); or

(c)	any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over InterAct.

InterAct has obtained all necessary consents, authorizations and approvals to the sale of the Purchased Assets other than the required consents of the lenders under the Senior Loan Agreement, which consents shall be a requirement of the closing under this Agreement.

3.5 Corporate Action. All necessary corporate actions and proceedings have been taken by InterAct to authorize its entering into this Agreement and the performance of its obligations hereunder and this Agreement constitutes a valid and binding agreement and obligation of InterAct enforceable against it in accordance with its terms.

3.6 No Infringement. The trademarks and domain names listed on Schedule “A” and the copyrights listed on Schedule “B” constitute all of the trademarks, domain names and copyrights owned by InterAct in connection with the Brand and, to the knowledge of InterAct, none of such trademarks, domain names and copyrights infringe upon the intellectual property rights of any third parties.

3.7 Brand Sales. Attached as Schedule “C” is a listing of all sales by InterAct of products associated with the Brand for the twelve (12) month period ended December 31, 2002, such listing indicating the sales on a month-by-month basis by customer.

4.	Representations and Warranties of Mad Catz.

Mad Catz represents and warrants as follows, and acknowledges that InterAct is relying on such representations and warranties in connection with the sale to Mad Catz of the Brand. All such representations and warranties shall survive the completion of the purchase and sale of the Brand. The closing of the purchase and sale of the Brand shall be an affirmation by Mad Catz of such representations and warranties without any further act by Mad Catz.

4.1 The Purchaser. Mad Catz is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation.

4.2 Corporate Power. Mad Catz has the corporate power and authority to enter into this Agreement, to purchase the Brand and to perform its obligations hereunder.

4.3 No Violation or Approval. The entering into of this Agreement by Mad Catz and the completion by it of the purchase of the Brand will not result in the violation of:

(a)	any of the terms or provisions of the constating documents or resolutions of Mad Catz;

(b)	any agreement, written or oral, to which Mad Catz is a party or by which it is bound; or

(c)	any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over Mad Catz.

Mad Catz has obtained all necessary consents, authorizations and approvals to the purchase of the Brand.

4.4 Corporate Action. All necessary corporate actions and proceedings have been taken by Mad Catz to authorize its entering into this Agreement and the performance of its obligations hereunder and this Agreement constitutes a valid and binding agreement and obligation of Mad Catz enforceable against it in accordance with its terms.

5. Conditions of Closing in favour of Mad Catz. The completion of the transaction contemplated herein is subject to the following conditions for the exclusive benefit of Mad Catz, to be fulfilled or performed at or prior to the Time of Closing:

(a)	The lenders under the Senior Loan Agreement shall have consented to the sale of the Brand and released their security interests therein, including, without limitation, their security interests registered or filed (i) under the Uniform Commercial Code in various states in the United States and comparable personable property security legislation in all other applicable jurisdictions, and (ii) in trade marks and other intellectual property offices in all applicable jurisdictions;

(b)	the Brand shall be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances and other claims of any nature or kind;

(c)	the representations and warranties of InterAct set out in Article 3 hereof shall be true and correct in all respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(d)	no order or ruling enjoining or prohibiting the sale of any of the Brand contemplated hereby shall have been issued by any court or regulatory authority having jurisdiction; and

(e)	all of the deliveries required by subsection 6.2 hereof shall have occurred.

Any condition contained in this Article 5 may be waived in whole or in part by Mad Catz. If any such conditions shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of Mad Catz, acting reasonably, and such condition shall not have been waived by it, Mad Catz may, by notice in writing to InterAct, terminate this Agreement and the obligations of Mad Catz under this Agreement shall thereupon be terminated.

6.	Closing

6.1 Place of Closing. The closing of the purchase and sale of the Brand (the “Closing”) shall take place at 10:00 a.m. (the “Time of Closing”) on January 21, 2003 or such other date as the parties hereto may agree (the “Closing Date”) at the offices of Jefferies & Company Inc., 520 Madison Avenue, 12th Floor, New York, NY.

6.2 Closing Documents. At or before the Time of Closing:

(a)	InterAct shall deliver or cause to be delivered to Mad Catz such deeds of conveyance, bills of sale, transfers, assignments and other documents necessary to validly and effectively complete and record the sale and transfer of InterAct’s right, title and interest in and to the Brand to Mad Catz as at the Time of Closing, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims of any kind whatsoever.

(b)	Mad Catz shall pay the Purchase Price.

6.3 Title and Risk of Loss to the Brand. Title, risk of loss and all obligations to insure in connection with the Brand shall pass to Mad Catz as of the Time of Closing.

7.	General Provisions

7.1 Notices. A notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by prepaid private courier or otherwise hand delivered or transmitted by telecopy, addressed as follows:

(a)	if to Mad Catz, at its address specified on the first page hereof, Attention: President and Chief Executive Officer, fax number 416-368-7779; or

(b)	if to InterAct, at its address specified on the first page hereof, Attention: Arnold Kezsbom, fax number 407-444-0559.

Any notice or communication, if personally delivered, shall be deemed to have been made or given on the date on which it was delivered, or if transmitted by telecopier, on the date of the transmission thereof, if given during normal business hours of the recipient, and, if not so given, on the next business day following. Any party hereto may change its address by notice to the other party in the manner aforesaid.

7.2 Business Dealings. InterAct and Recoton Corporation (“Recoton”) confirm, acknowledge and agree that Mad Catz may have business dealings of any kind with Datel Design & Development Ltd. (“DDD”) and neither InterAct nor Recoton shall have any claim against any of Mad Catz, its parent corporation or DDD for so having. Notwithstanding the sale of the Brands and anything else under this Agreement, InterAct and its affiliates shall have the right to sell any existing inventory (including inventory for which purchase orders have been issued) bearing the Brands (or any part thereof) for a period of nine (9) months following the Closing Date, after which no such inventory bearing the Brand may be sold by InterAct.

7.3 Waiver. No provision of this Agreement shall be deemed waived whether by a course of conduct or otherwise unless such waiver is in writing signed by all parties and stating specifically that it is intended to modify this Agreement.

7.4 Further Assurances. The parties hereto agree to execute such further and other assurances and documents and do all such things and actions which are reasonably required to carry out the purpose and intent of this Agreement, including, without limitation, the execution and delivery of any agreements and documents necessary to transfer and assign to Mad Catz all of the trade marks (and applications therefore), domain names and copyrights purchased pursuant to this Agreement in all jurisdictions in which such trade marks, domain names and copyrights are registered (or have been applied for).

7.5 Time of Essence. Time shall be of the essence of this Agreement.

7.6 Public Announcements. The parties agree that after the signing of this Agreement and prior to the Time of Closing, neither party shall make any press release or public announcement concerning this transaction without the prior written approval of the other party such approval not to be unreasonably withheld, except as required by applicable law or rules of self regulatory organizations such as the Nasdaq Stock Market, Inc.

7.7 Applicable Law and Forum. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without reference to any conflict of laws provisions. The parties agree that any legal action or proceeding arising out of or in connection with this Agreement may be brought in the federal or state courts located in New York County, State of New York, and by execution of this Agreement each party hereby irrevocably accepts and submits to the jurisdiction of such courts in personam with respect to any such action or proceeding.

7.8 Facsimile and Counterparts. This Agreement may be signed by facsimile transmission and in counterparts.

–    –    –    –    –

This offer may be accepted by InterAct and Recoton by signing in the place provided and returning a copy to Mad Catz by facsimile for receipt by Mad Catz by no later than 5:00 p.m. (Toronto time) on January 21, 2003, whereupon the agreement resulting from your acceptance of this offer shall be legally binding on the parties hereto.

Yours truly, MAD CATZ INTERACTIVE, INC.

By:	/s/ MORRIS PERLIS

Morris Perlis President and Chief Executive Officer

MAD CATZ, INC.

By:	/s/ DARREN RICHARDSON

Darren Richardson President and Chief Operating Officer

The undersigned hereby accepts the foregoing offer this 23rd day of January, 2003.

INTERACT ACCESSORIES, INC.

By:	/s/ ARNOLD KEZSBOM

Arnold Kezsbom Vice President

I have authority to bind InterAct Accessories, Inc.

For good and valuable consideration, the undersigned hereby guarantees to Mad Catz Interactive, Inc. and Mad Catz, Inc. the accuracy of the representations and warranties and the performance of the covenants and agreements of InterAct Accessories, Inc. under this Agreement, this 23rd day of January, 2003.

RECOTON CORPORATION

By:	/s/ ARNOLD KEZSBOM

Arnold Kezsbom Executive Vice President-Finance

I have the authority to bind Recoton Corporation.

Schedule “A”

GAMESHARK TRADEMARKS

COUNTRY	TRADEMARK	STATUS	REG NO.	REG DATE	APP NO	APP DATE	COMPANY	CLASS	AGENT	ACTION & ACTION DATE
Canada	SHARKWIRE	Applied			1022045	7/13/99	INTERACT		Gowling LaFleur Henderson LLP	2/10/03 – Check status
Canada	SHARKWIRE ONLINE (& Design)	Applied			1022044	7/13/99	INTERACT	9, 42, 35, 38, 41	Gowling LaFleur Henderson LLP	2/10/03 – Check status
China	GAMESHARK	Applied			3112535	3/13/02	INTERACT	9	Lee & Li	1/1/03 – Check status
China	GAMESHARK	Applied			3112534	3/13/02	INTERACT	28	Lee & Li	1/1/03 – Check status
China	Misc Design [shark]	Applied			3112533	3/13/02	INTERACT	9	Lee & Li	1/1/03 – Check status
China	Misc. Design [shark]	Applied			3112532	3/13/02	INTERACT	28	Lee & Li	1/1/03 – Check status
CTM	POOL SHARK	Applied			2034379	10/1/01	INTERACT	9	Jacobacci & Partners	1/1/03 – Check status
Hong Kong	GAMESHARK	Applied			2002/03490	3/13/02	INTERACT	28	Lee & Li	1/1/03 – Check status
Hong Kong	GAMESHARK	Applied			2002/03489	3/13/02	INTERACT	9	Lee & Li	1/1/03 – Check status
Hong Kong	Misc. Design [shark]	Applied			2002/03501	3/13/02	INTERACT	28	Lee & Li	1/1/03 – Check status
Hong Kong	Misc. Design [shark]	Applied			2002/03500	3/13/02	INTERACT	9	Lee & Li	1/1/03 – Check status
Taiwan	GAME SHARK	Applied			91006330	2//20/02	INTERACT	9	Lee & Li	2/20/03 – Check status
Taiwan	GAME SHARK (& shark design)	Applied			91006331	2//20/02	INTERACT	28	Lee & Li	2/20/03 – Check status
Australia	GAMESHARK (& Design)	Registered	883313	5/29/02	883313	7/23/01	INTERACT	9, 38, 42	Allens Arthur Robinson	1/23/11 – Begin Renewal 7/23/11 – Renewal Deadline
Australia	SHARKWIRE	Registered	808049	12/8/00	808049	9/23/99	INTERACT	9, 35, 38, 42	Allens Arthur Robinson	3/23/09 – Begin Renewal 9/23/09 – Renewal Deadline
Australia	SHARKWIRE ONLINE (& Design)	Registered	808051	1/16/01	808051	9/23/99	INTERACT	9, 38, 35, 42	Allens Arthur Robinson	3/23/09 – Begin Renewal 9/23/09 – Renewal Deadline
Canada	GAME SHARK	Registered	TMA510307	3/30/99	848612	6/19/97	INTERACT	9	Gowling LaFleur Henderson	9/30/13 – Begin Renewal 3/30/14 – Renewal Deadline
Canada	GAMESHARK PRO	Registered	TMA554819	12/3/01	1016067	5/19/99	INTERACT	9	Gowling LeFleur, Henderson	6/3/16 – Begin Renewal 12/3/16 – Renewal Deadline
Canada	Misc. Design [shark/city design]	Registered	TMA556528	1/17/02	1021515	7/7/99	INTERACT	42	Gowling LaFleur Henderson LLP	7/17/16 – Begin Renewal 1/17/17 – Renewal Deadline
Canada	Misc. Design [gameshark]	Registered	TMA545731	5/28/02	1021517	7/7/99	INTERACT	9	Gowling LaFleur Henderson LLP	10/28/15 – Begin Renewal 5/28/16 – Renewal Deadline
CTM	GAMESHARK	Registered	1527365	12/19/01	1527365	2/25/00	INTERACT	9, 38, 42	Jacobacci & Partners	8/25/09 – Begin Renewal 2/25/10 – Renewal Deadline
CTM	MISC DESIGN [gameshark]	Registered	1237494	9/1/00	1237494	7/12/99	INTERACT	9, 28	Jacobacci & Partners	1/12/09 – Begin Renewal 7/12/09 – Renewal Deadline
CTM	MISC DESIGN [shark/city]	Registered	1238062	9/1/00	1238062	7/12/99	INTERACT	42	Jacobacci & Partners	1/12/09 – Begin Renewal 7/12/09 – Renewal Deadline
CTM	SHARKWIRE	Registered	1240944	2/20/01	1240944	7/14/99	INTERACT	9, 35, 38, 42	Jacobacci & Partners	1/14/09 – Begin Renewal 7/14/09 – Renewal Deadline

GAMESHARK TRADEMARKS
COUNTRY	TRADEMARK	STATUS	REG NO.	REG DATE	APP NO	APP DATE	COMPANY	CLASS	AGENT	ACTION & ACTION DATE
CTM	SHARKWIRE ONLINE (& Design)	Registered	1239763	10/10/00	1239763	7/14/99	INTERACT	9, 35, 38, 42	Jacobacci & Partners	1/14/09 – Begin Renewal 7/14/09 – Renewal Deadline
Japan	GAMESHARK	Registered	4530866	12/21/01	2000-19426	3/2/00	INTERACT	9, 38, 42	Fukuda & Associates	6/21/11 – Begin Renewal 12/21/11 – Renewal Deadline
Mexico	GAMESHARK	Registered	653339	4/28/01	416877	3/22/00	INTERACT	9	Bercerril, Coca & Bercerril	9/22/09 –Begin Renewal 3/22/10 – Renewal Deadline
Mexico	GAMESHARK	Registered	679878	11/30/00	416878	3/22/00	INTERACT	38	Bercerril, Coca & Bercerril	9/22/09 – Begin Renewal 3/22/10 – Renewal Deadline
Mexico	GAMESHARK	Registered	693086	3/30/01	456464	11/3/00	INTERACT	42	Bercerril, Coca & Bercerril	5/3/10 – Begin Renewal 11/3/10 – Renewal Deadline
UK	GAMESHARK	Registered	2226451	3//20/00	2226451	3/20/00	INTERACT	9, 38, 42	David Keltie Associates	9/20/09 – Begin Renewal 3/20/10 – Renewal Deadline
UK	MAKO PAD	Registered	2161866	5/14/99	2161866	3/24/98	Assigned to InterAct by Recoton UK Limited	9	A.A. Thornton & Co.	9/24/07 – Begin Renewal 3/24/08 – Renewal Deadline
UK	SHARKPAD PRO	Registered	2161874	9/11/98	2161874	3/24/98	Assigned to InterAct by Recoton UK Limited	9	A.A. Thornton & Co.	9/24/07 – Begin Renewal 3/24/08 – Renewal Deadline
US	GAMESHARK (& Design)	Applied			76/129312	9/18/00	InterAct	9		1/10/03 – Prepare Statement of Use for Filing 3/3/03 – Deadline to file SOU
US	POOL SHARK	Applied			75/734460	6/23/99	Assigned to InterAct by STD Manufacturing Ltd.	9		1/10/03 – Check status
US	SHARK KNX	Applied			76/053532	5/22/00	Assigned to InterAct by STD Manufacturing Ltd.	9		1/26/03 – Begin Statement of Use 3/26/03 – Extended Deadline to file SOU
US	SHARKCAGE	Applied			76/337306	11/13/01	InterAct	9		¼/03 – Check status
US	SHARKMASKS	Applied			76/337307	11/13/01	InterAct	9		1/1/03 – Check status
US	SHARKPHONES	Applied			76/337305	11/13/01	InterAct	9		1/1/03 – Check status
US	SHARKSKIN	Applied			76/337304	11/13/01	InterAct	9		1/22/03 – Check for Notice of Allowance/Reg.
US	TIGER SHARK	Applied			762966163	8/8/01	InterAct	9		2/27/03 – Statement of Use Due

GAMESHARK TRADEMARKS

COUNTRY	TRADEMARK	STATUS	REG NO.	REG DATE	APP NO	APP DATE	COMPANY	CLASS	AGENT	ACTION & ACTION DATE
US	ARCADE SHARK	Registered	2191419	9/22/98	75/221437	1/6/97	InterAct	9		3/22/04 – Begin Section 8 & 15 Affidavit 9/22/04 – Section 8 & 15 Affidavit Deadline 3/22/08 – Begin Renewal 9/22/08 – Renewal Deadline
US	DANGEROUS WATERS	Registered	2439345	3/27/01	75/703945	5/11/99	InterAct	16		9/27/06 – Begin Section 8 & 15 Affidavit 3/27/07 – Section 8 & 15 Affidavit Deadline 9/27/10 – Begin Renewal 3/27/11 – Renewal Deadline
US	GAMESHARK	Registered	2203092	11/10/98	75/005635	10/13/95	InterAct	9, 28		5/10/04 – Begin Section 8 & 15 Affidavit 11/10/04 – Section 8 & 15 Affidavit Deadline 5/10/08 – Begin Renewal 11/10/08 – Renewal Deadline
US	GAMESHARK PRO	Registered	2394958	10/17/00	75/642723	2/18/99	InterAct	9		4/17/06 – Begin Section 8 & 15 Affidavit 10/17/06 – Section 8 & 15 Affidavit Deadline 4/17/10 – Begin Renewal 10/17/10 – Renewal Deadline
US	HAMMERHEAD	Registered	2302938	12/21/99	75/526274	6/11/98	InterAct	9		6/21/05 – Begin Section 8 & 15 Affidavit 12/21/05 – Section 8 & 15 Affidavit Deadline 6/21/09 – Begin Renewal 12/21/09 – Renewal Deadline
US	MISC DESIGN [city in sharks mouth]	Registered	2462436	6/19/01	75/666485	3/23/99	InterAct	200		COLLECTIVE MEMBERSHIP MARK 12/19/06 – Begin Section 8 & 15 Affidavit 6/19/07 – Section 8 & 15 Affidavit Deadline 12/19/10 – Begin Renewal 6/19/11 – Renewal Deadline
US	MISC DESIGN [gameshark]	Registered	2335012	3/28/00	75/593860	11/23/98	InterAct	9		9/23/05 – Begin Section 8 & 15 Affidavit 3/28/06 – Section 8 & 15 Affidavit Deadline 9/23/09 – Begin Renewal 3/28/10 – Renewal Deadline
US	MISC DESIGN [shark byte]	Registered	2332025	3/21/00	75/644250	2/19/99	InterAct	9		9/21/05 – Begin Section 8 & 15 Affidavit 3/21/06 – Section 8 & 15 Affidavit Deadline 9/21/09 – Begin Renewal 3/21/10 – Renewal Deadline

GAMESHARK TRADEMARKS

COUNTRY	TRADEMARK	STATUS	REG NO.	REG DATE	APP NO	APP DATE	COMPANY	CLASS	AGENT	ACTION & ACTION DATE
US	SHARKBYTE	Registered	2337520	4/4/00	75/529602	8/3/98	InterAct	9		10/4/05 – Begin Section 8 & 15 Affidavit 4/4/06 – Section 8 & 15 Affidavit Deadline 10/4/09 – Begin Renewal 4/4/10 – Renewal Deadline
US	SHARKPAD PRO	Registered	2238027	4/13/99	75/221435	1/6/97	InterAct	9		10/13/04 – Begin Section 8 & 15 Affidavit 4/13/05 – Section 8 & 15 Affidavit Deadline 10/13/08 – Begin Renewal 4/13/09 – Renewal Deadline
US	SHARKWIRE	Registered	2579238	6/11/02	75/672740	4/1/99	InterAct	9, 35, 38, 42		12/11/07 – Begin Section 8 & 15 Affidavit 6/11/08 – Section 8 & 15 Affidavit Deadline 12/11/11 – Begin Renewal 6/11/12 – Renewal Deadline
US	SHARKWIRE ONLINE	Registered	2582776	6/18/02	75/692264	4/27/99	InterAct	9, 35, 38, 42		12/18/07 – Begin Section 8 & 15 Affidavit -6/18/08 Section 8 & 15 Affidavit Deadline 12/18/11 – Begin Renewal 6/18/12 – Renewal Deadline
US	SHARKWIRE ONLINE (& Design)	Registered	2592075	7/9/02	75/694219	4/27/99	InterAct	9, 35, 38, 42		1/9/08 – Begin Section 8 & 15 Affidavit 7/9/08 – Section 8 & 15 Affidavit Deadline 1/9/12 – Begin Renewal 7/9/12 – Renewal Deadline

GAMESHARK OPPOSITIONS
COUNTRY	TRADEMARK	STATUS	REG NO.	REG DATE	APP NO	APP DATE	COMPANY	CLASS	AGENT	ACTION & ACTION DATE
CTM	“THE SHARK”	Opposition			2391597		Euro-Pro Corporation		Jacobacci & Partners	Opposition No. B526279 Trying to negotiate a settlement 1/1/03 – Check status

DOMAIN NAMES

DOMAIN	OWNER	CREATED	EXPIRES
gameshark.com	InterAct Accessories, Inc.	11/27/95	11/26/06
gameshark.net	InterAct Accessories, Inc.	5/8/00	5/8/04

Schedule “B”

GAMESHARK COPYRIGHTS

COPYRIGHT	REGISTRATION NO.	REG. DATE	COMPANY	EXPIRATION DATE
GameShark codes (for PS2 version 1.8)	TX-5-531-421	3/20/2002	InterAct Accessories, Inc. and Datel Electronics, Ltd.	7/31/2096
GameShark codes (initial listing for PS2)	TX-5-531-422	3/20/2002	InterAct Accessories, Inc. and Datel Electronics, Ltd.	1/4/2096
GameShark codes (2001 codes for PS2)	TX-5-531-423	3/20/2002	InterAct Accessories, Inc. and Datel Electronics, Ltd.	12/21/2096

Schedule “C”

List of Sales